UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2026

IB Acquisition Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41988	85-2946784
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 N Federal Highway, Suite 215, Boca Raton, FL	33432
(Address of principal executive offices)	(Zip Code)

(214) 687-0020

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IBAC	The NASDAQ Stock Market LLC
Rights, each entitling the holder to receive one-twentieth of one share of common stock	IBACR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08. Shareholder Director Nominations.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01. Other Events.

On October 12, 2026, the Board of Directors (the “Board”) of IB Acquisition Corp. (the “Company”) set Wednesday, December 16, 2026, as the date of the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at 10:00 a.m., Eastern Time, virtually via live webcast . The Board also fixed the close of business on October 28, 2026 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. The matters to be voted on and instructions for attending the Annual Meeting will be set forth in the Company’s definitive proxy statement for the Annual Meeting, which will be filed with the Securities and Exchange Commission (the “SEC”).

The Annual Meeting will be the Company’s first annual meeting of stockholders since its initial public offering. As previously disclosed in the Company’s Current Report on Form 8-K filed on October 6, 2026, on October 5, 2026, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5620(a) because it had not held an annual meeting of stockholders within twelve months of the end of its fiscal year. The Company believes that holding the Annual Meeting on December 16, 2026 will enable it to regain compliance with Nasdaq Listing Rule 5620(a).

Because the Company did not hold an annual meeting of stockholders during the prior year, the Company is providing notice of the following deadlines in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Rule 14a-8 Proposals. Under Rule 14a-8(e)(2) under the Exchange Act (“Rule 14a-8”), because the Company did not hold an annual meeting during the prior year, a stockholder proposal submitted for inclusion in the Company’s proxy statement and form of proxy for the Annual Meeting must be received a reasonable time before the Company begins to print and send its proxy materials. The Company has determined that, to be considered timely, Rule 14a-8 proposals must be received by the Company no later than the close of business on October 26, 2026, which the Company believes is a reasonable time before it begins to print and send its proxy materials. Any such proposal must also comply with all applicable requirements of Rule 14a-8, including those relating to eligibility and subject matter. Any proposal received after that date will be considered untimely and may be excluded from the Company’s proxy materials.

All proposals, nominations and notices described above must be delivered in writing to the Company’s principal executive offices at IB Acquisition Corp., 1200 N Federal Highway, Suite 215, Boca Raton, Florida 33432, Attention: Chief Executive Officer, and must comply with all applicable SEC rules and regulations and, as applicable, the Bylaws. To avoid controversy, stockholders should submit them by means, including electronic means, that permit them to prove the date of delivery. Any adjournment or postponement of the Annual Meeting, or any public announcement thereof, will not commence a new time period for, or extend, any of the deadlines described above.

On October 15, 2026, the Company issued a press release announcing the date of the Annual Meeting, the Record Date and the deadlines described above. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements. This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the timing of the Annual Meeting, the Company’s proxy solicitation timeline, and the Company’s ability to regain compliance with Nasdaq listing standards. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties, many of which are beyond management’s control, that could cause actual results to differ materially from those described in the forward-looking statements. Please refer to the risks detailed from time to time in the reports the Company files with the SEC, including the Company’s Annual Report on Form 10-K for the year ended September 30, 2025, as well as other filings on Form 10-Q and Form 8-K. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of IB Acquisition Corp., dated October 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IB Acquisition Corp.

Date: October 15, 2026	By:	/s/ Al Lopez
	Name:	Al Lopez
	Title:	Chairman and Chief Executive Officer